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                                                                   EXHIBIT 3.2

                                     BYLAWS

                                       OF

                          KEYSTONE INTERNATIONAL, INC.

                           AS RESTATED MARCH 17, 1993

                                   ARTICLE I

                                  SHAREHOLDERS



        Section 1. Annual Meeting. The annual meeting of shareholders shall be held on the first Wednesday in May each year, at ten o'clock in the morning, if not a legal holiday, and, if a legal holiday, then on the next succeeding business day, or at such other time and date, as is fixed by the Board of Directors, for the purpose of electing Directors for those positions which are open in accordance with Article II of these Bylaws and for such other purposes as are determined by the Board of Directors.

        Section 2. Special Meeting. A special meeting of shareholders may be called at any time by the Chairman of the Board of Directors, the President, or by not less than a quorum of the Board of Directors or by the holders of not less than one-half of all the shares entitled to vote at such meeting.

        Section 3. Place. Each meeting of shareholders shall be held at such place either within or without the State of Texas as shall be specified in the notice of such meeting upon designation by the Chairman of the Board of Directors, the President, the Board of Directors or the person or persons calling such meeting. Each meeting of shareholders shall be held at the principal office of the corporation unless another place is designated in the manner provided herein.





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        Section 4.  Notice.  Written or printed notice stating the place, day and hour of each meeting of shareholders and the purpose or purposes for which the meeting is to be held shall be delivered not less than 10 nor more than sixty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. Only such business shall be transacted at any meeting as may be stated or indicated in the notice of such meeting.

        Section 5. Quorum and Voting. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except with respect to the election of directors and except as otherwise required by law or the Articles of Incorporation, the vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be elected by a plurality of the votes cast by the holders of shares entitled to vote at a meeting of shareholders at which a quorum is present.

        The shareholders present at any meeting, though less than a quorum, may adjourn the meeting and any business may be transacted at the adjournment (if a quorum is then present) that could be transacted at the original meeting. No notice of adjournment, other than the announcement at the meeting, need be given. A meeting may be adjourned on more than one occasion.

        Section 6. Proxies. At all meetings of shareholders, a shareholder may vote either in person or by proxy duly appointed by a written instrument delivered to the corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its





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execution unless otherwise provided in the proxy.  Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

        Section 7. Voting of Shares. Each outstanding share entitled to vote upon a matter submitted to a vote at a meeting of shareholders shall be entitled to one vote on such matter.

        Section 8. Officers. The Chairman of the Board of Directors shall preside at and the Secretary shall keep the records of each meeting of shareholders, and in the absence of either such officer, his duties shall be performed by some person appointed by the Chairman or, if no such appointment is made by the Chairman, by the Board of Directors, or if no such appointment is made by the Chairman or by the Board of Directors, by the meeting. The Chairman of any meeting may appoint judges or inspectors of election or any other officers to assist in the conduct of the meeting.

        Section 9. List of Shareholders. A complete list of shareholders entitled to vote at each shareholders' meeting, arranged in alphabetical order, with the address and the number of shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books and shall be filed at the registered office of the corporation. This list shall be subject to inspection by any shareholder during usual business hours for a period of ten days prior to such meeting and shall be produced at such meeting and at all times during such meeting shall be subject to inspection by any shareholder.





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                                   ARTICLE II

                               BOARD OF DIRECTORS

        Section 1. Number and Term of Office. The business and affairs of the corporation shall be managed by the Board of Directors.

        The Board of Directors shall consist of not less than nine Directors, but the number of Directors may be increased or decreased (provided such decrease does not shorten the term of any incumbent Director) from time to time by a resolution of the Board of Directors, provided that the number of Directors shall never be less than nine.

        The Directors shall be divided into three classes, in as nearly equal number as possible. The term of the first class shall end at the 1984 annual meeting of shareholders, and every three years thereafter. The term of the second class shall end at the 1985 annual meeting of shareholders, and every three years thereafter. The term of the third class shall end at the 1986 annual meeting of shareholders, and every three years thereafter.

        Each Director shall hold office until the third succeeding annual meeting of shareholders of his election, unless his classification places him in a class that expires at a previous annual meeting, and until his successor shall have been elected and qualified. Directors need not be shareholders nor residents of Texas. Any Director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least 70% of all of the outstanding shares of capital stock of the Corporation entitled to vote for the election of Directors at the meeting of shareholders called for that purpose, except that if the Board of Directors, by an affirmative vote of at least 80% of the





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entire Board of Directors, recommends removal of a Director to the shareholders, such removal may be affected by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote on the election of directors at the meeting of shareholders called for that purpose.

        Any vacancy occurring in the Board of Directors may be filled by the election at any annual or special meeting of shareholders called for that purpose or may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. Any Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

        A directorship to be filled by reason of an increase in the number of directors may be filled by election at any annual or special meeting of shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing until the next annual meeting of shareholders, provided that the Board of Directors may not fill more than two (2) such directorships during the period between any two successive annual meetings of shareholders.

        Section 2. Meeting of Directors. The Directors may hold their meetings and may have an office and keep the books of the corporation, except as otherwise provided by statute, in such place or places either within or without the State of Texas, as the Board of Directors may from time to time determine.

        Section 3. First Meeting. The newly elected Directors and the Directors whose terms have not expired may hold their first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual





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meeting of shareholders, or at such time and place as may be designated by the shareholders' meeting, and no notice of such meeting will be necessary.

        Section 4. Election of Officers. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of shareholders, the Board of Directors shall proceed to the election of the officers of the corporation.

        Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated, from time to time by resolution of the Board of Directors.

        Section 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors, the President or by a majority of the Directors for the time being in office.

        Section 7. Notice. The Secretary shall give notice of each meeting to each Director in person or by telephone or telegraph at least two days or by mail at least five days before the meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. The business to be transacted at, or the purpose of, each meeting of the Board of Directors shall be stated in the notice or waiver of notice of such meeting, and only such business as is indicated in the notice of a meeting may be transacted at such meeting. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted.

        Section 8. Quorum. A majority of the number of Directors fixed by these Bylaws shall constitute a quorum for the transaction of business, but if at any meeting of the Board of





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Directors there be less than a quorum present, a majority of those present or any Director solely present may adjourn the meeting from time to time without further notice. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Articles of Incorporation or by these Bylaws.

        Section 9. Order of Business. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the board may determine. At all meetings of the Board of Directors, the Chairman of the Board of Directors shall preside. In the absence of the Chairman of the Board of Directors, a Chairman shall be chosen by the Board from the Directors present. The Secretary of the corporation shall act as Secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any person to act as Secretary of the meeting.

        Section 10. Compensation. In consideration for their services, Directors, by a resolution of the Board, may be allowed a fixed fee and expenses for their attendance at each regular or special meeting of the Board of Directors and for their attendance at each committee meeting of which they are a member. In addition, Directors may receive an annual retainer and/or other compensation as the Board may, from time to time, determine. Nothing contained herein shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

        Section 11. Presumption of Assent. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his abstention or dissent shall be entered in the





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minutes of the meeting or unless he shall file his written abstention or dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such abstention or dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to abstain or dissent shall not apply to a Director who voted in favor of such action.

        Section 12. Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by the Bylaws, may designate two or more Directors to constitute an Executive Committee, which Committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the corporation except where action of the Board of Directors is specified by law, but the designation of such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

        Section 13. Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board, may designate two or more directors to constitute other standing or temporary Committees, and the Board of Directors may invest such Committees with such powers as it may see fit, subject to such conditions as may be prescribed by such Board and the law, but the designation of such Committees and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.





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                                  ARTICLE III

                                    OFFICERS

        Section 1. Number, Titles and Term of Office. The officers of the corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. One person may hold more than one office, except that the President shall not hold the office of Secretary. None of the officers need be a director. Each officer shall be subject to the Board of Directors to the extent provided by law.

        Section 2. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

        Section 3. Vacancies. A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

        Section 4. Powers and Duties of the Chairman of the Board of Directors. The Chairman of the Board of Directors shall be the chief executive officer of the corporation and, subject to the Board of Directors, shall have general executive charge, management and control of the properties and operations of the corporation in the ordinary course of its business with all such





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powers with respect to such properties and operations as may be reasonably incidental to such responsibilities. He shall when present, preside at all meetings of the shareholders and at meetings of the Board of Directors, he may agree upon and execute all division and transfer orders, bonds, contracts and other obligations in the name of the corporation, and he may sign all certificated for shares of stock of the corporation.

        Section 5. Powers and Duties of the President. The President, subject to the Board of Directors and to the Chairman of the Board of Directors, shall be the chief operating officer of the Company and shall have general operating charge, management and control in regard to its day to day operations. He shall have such powers as are reasonably incidental to this responsibilities, as are designed by the Board of Directors or the Chairman of the Board of
Directors or as are specified in the Texas Business Corporation Act.   In case
of absence or incapacity of the Chairman of the Board of Directors, unless the Board of Directors determines otherwise, he shall have and may exercise the powers of the Chairman of the Board of Directors.

        Section 6. Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors or the Chairman of the Board of Directors and, in case of the absence or incapacity of the President, shall have and may exercise, unless the Board of Directors determines otherwise, the powers of the President. In case of any such absence of the President, if there are two or more Vice Presidents, the powers of the President shall be had and exercised, unless the Board of Directors determines otherwise, by the Vice President who has held such office for the longest period.

        Section 7. Treasurer. The Treasurer shall have custody of all the funds and securities





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of the corporation which come into his hands.  When necessary or proper, he may endorse, on behalf of the corporation, for collection, checks, notes and other obligations and shall deposit the same to the credit of the corporation in such bank or banks or depositaries as shall be designated in the manner prescribed by the Board of Directors, he may sign all receipts and vouchers for payments made to the corporation, either alone or jointly with such other officer as is designated by the Board of Directors. Whenever required by the Board of Directors, he shall render a statement of his cash account, he shall enter or cause to be entered regularly in the books of the corporation to be kept by him for that purpose full and accurate accounts of all moneys received and paid out on account of the corporation, he shall perform all acts incident to the position of Treasurer subject to the control of the Chairman of the Board of Directors. He shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

        Section 8. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of the shareholders, in books provided for that purpose, he shall attend to the giving and serving of all notices, he may sign with the Chairman of the Board in the name of the corporation, all contracts of the corporation and affix the seal of the corporation thereto, he may sign with the Chairman of the Board all certificates for shares of stock of the corporation, he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Chairman of the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any Director upon application at the office of the corporation during business hours, and he shall in general perform all duties incident to the office of Secretary, subject to the control of the Board of Directors.





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        Section 9.  Assistant Secretaries.  Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Chairman of the Board of Directors or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability to act.





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                                   ARTICLE IV

                          INDEMNIFICATION OF DIRECTORS

                                  AND OFFICERS

                Each Director or former Director (for purposes of this article, "Director") and each officer or former officer (for purposes of this article, "Officer") of this corporation and each person who is or who may have served at its request as a director or officer of another corporation in which it owned shares of stock or of which it is a creditor, or as a partner, venturer, proprietor, trustee, employee, agent or similar functionary of another partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, shall be indemnified by the corporation against all liabilities imposed upon him and actual expenses reasonably incurred by him in connection with any claim made against him or any action, suit, or proceeding in which he is or is threatened to be made a named defendant or respondent by reason of his being or having been such Director or Officer. In no event, however, shall such Director or Officer be entitled to indemnification in any action, suit, or proceeding in which such Director shall have been found not to have acted in good faith and in the reasonable belief that his conduct as such Director was in the corporation's best interests; and, in the case of an Officer of the corporation, that such Officer did not act in good faith in the reasonable belief that his conduct was at least not opposed to the corporation's best interests; and in the case of any criminal proceeding, such Director or Officer had no reasonable cause to believe his conduct was unlawful. Moreover, no Director shall be indemnified for any obligations arising from any action, suit, or proceeding in which (i) such Director is found liable on the basis that personal





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profit was improperly received by him, whether or not the action resulted from an action taken in his official capacity, or (ii) such Director is found liable to the corporation.

                The corporation shall indemnify such Director or Officer to the greatest extent permitted by law for reasonable expenses incurred in connection with any action, suit, or proceeding in which such Director or Officer has been wholly successful in the defense of the proceeding, on the merits or otherwise, except that if such action, suit, or proceeding was brought by or on behalf of the corporation, indemnification shall be limited to reasonable expenses actually incurred by such Director or Officer with respect to such proceeding; provided, however, that such indemnity shall be conditioned upon the prior determination by a majority of the Board of Directors or a committee thereof who are not named defendants or respondents in such action, suit, or proceeding, or special legal counsel appointed thereby, or, solely in the event the Board of Directors is not able to act and unable to select special legal counsel, by vote of those shareholders who are not also Directors named as defendant or respondent in such action, suit, or proceeding, that such Director or Officer has acted in good faith and in the reasonable belief as to the best interests of the corporation described above.

        If any pending, threatened, or completed proceeding is settled, amounts paid as indemnification of the settlement shall not exceed costs, fees and expenses which would have been reasonably incurred if the action, suit, or proceeding had been litigated to a conclusion. The determination by the Board of Directors, or by independent counsel, and the payment of amounts by the corporation on the basis thereof, shall not prevent a shareholder from challenging such indemnification by appropriate legal proceedings. Neither shall a determination by the Board of Directors, a committee thereof, or special legal counsel appointed thereby, that indemn-

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ification is not permissible prevent a Director or Officer from challenging such determination by appropriate legal proceedings. Reasonable expenses of a Director or Officer who was, is, or is threatened to be made a named defendant or respondent in any proceeding shall be paid in advance before any final disposition upon appropriate written request to the corporation.

        The corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee, or agent of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under this article. The foregoing rights and indemnification shall be construed in accordance with the laws of the State of Texas as presently in force and as hereafter amended. In all events, these bylaws shall be deemed to grant the Directors and Officers the maximum protection consistent with law and shall be deemed amended from time to time to reflect any changes in such law. The foregoing shall not be exclusive of any private contractual right of indemnification, nor shall it limit the same; provided, however, such contractual agreement shall not be inconsistent with the Texas Business Corporation Act as presently in force or hereafter enacted.





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                                   ARTICLE V

                                 CAPITAL STOCK

        Section 1. Certificates of Shares. The certificates for shares of stock of the corporation shall be in such form as shall be approved or recognized by the Board of Directors. The certificates shall be signed by the Chairman of the Board of Directors, by the President or by a Vice President, and also by the Secretary or by an Assistant Secretary or by the Treasurer and may be sealed with the seal of this corporation or a facsimile thereof. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the corporation itself or an employee of the corporation, the signature of any such Chairman of the Board of Directors, President or Vice President and Secretary or Assistant Secretary or Treasurer may be facsimiles. They shall be consecutively numbered and shall be entered in the books of the corporation as they are issued and shall exhibit the holder's name and the number of shares.

        Section 2. Transfer of Shares. The shares of stock of the corporation shall be transferable only on the books of the corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of a certificate or certificates for a like number of shares, except as may be otherwise determined by the Board of Directors.

        Section 3. Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders





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for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 50 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

        Section 4. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of stock of the corporation.





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                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

        Section 1. Offices. Until the Board of Directors otherwise determines, the registered office of the corporation required by the Texas Business Corporation Act to be maintained in the State of Texas, shall be the principal place of business of the corporation, but such registered office may be changed from time to time by the Board of Directors in the manner provided by law and need not be identical to the principal place of business of the corporation.

        Section 2. Notice and Waiver of Notice. Whenever any notice whatsoever is required to be given under the provisions of these Bylaws, said notice shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the books of the corporation, and such notice shall be deemed to have been given on the day of such mailing. A waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

        Section 3. Resignations. Any Director or officer may resign at any time. Any such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board of Directors, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

        Section 4. Securities of Other Corporations. The Chairman of the Board of Directors, the President or any Vice President of the corporation shall have power and authority to transfer,





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endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.





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